                                EXHIBIT 3.01

                                   AMENDED
                         CERTIFICATE OF INCORPORATION
                                     OF
                                REXFORD, INC.
                          (a Delaware corporation)


     FIRST: REXFORD, INC., a corporation organized and existing under the General Corporation Laws (the "GCL") of the state of Delaware (the "Corporation"), does hereby certify that:

     SECOND: The Certificate of Incorporation of the Corporation was filed in the office of the Secretary of State of the State of Delaware on the 21st day of April 1989, and a certified copy thereof was thereafter recorded in the office of the recorder of the County of New Castle.

     THIRD: At a special meeting of shareholder of the Corporation held the 20th day of July 1999 (the "Special Meeting"), the following amendment to the Corporation's Certificate of Incorporation was duly adopted by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote thereon in accordance with the provisions of Section 242 of the GCL of the State of Delaware, to-wit:

                                 ARTICLE I
                                   NAME

     The name of the Corporation is:     LEXON TECHNOLOGIES, INC.

     FOURTH: The number of shares of the Corporation outstanding at the time of the adoption of such amendment was 70,000,000 and the number of shares entitled to vote thereon was 70,000,000.

     FIFTH: The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows, to-wit:

                    CLASS                   NUMBER OF SHARES
                  ----------                ----------------
                    Common                     70,000,000

     SIXTH: The number of shares voted for such amendment was 64,886,212, with none opposing and none abstaining.

     SEVENTH: At the Special Meeting a plan of recapitalization providing for a 1-for-70 reverse split of the 70,000,000 issued and outstanding shares of common stock of the Corporation was adopted by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote thereon in accordance with the provisions of Section 242 of the GCL of the State of Delaware, so that the issued and outstanding shares of common stock of the Corporation was reduced from 70,000,000 to 1,000,000.

     EIGHTH: The number of shares voted for the plan of recapitalization was 64,886,212, with none opposing and none abstaining.

     NINTH: The amendments do not effect a change in the stated capital of the corporation.
                                                     State of Delaware
                                                     Secretary of State
                                                     Division of Corporations
                                                     Filed 11:00 AM 07/22/1999
                                                     991301376 - 2194162

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     IN WITNESS WHEREOF, the Corporation has caused this Amended Certificate to be duly executed by the undersigned, an officer of the Corporation thereunto duly organized as of this 20th day of July, 1999.

                                          REXFORD, INC.

                                          /S/Dennis Blomquist, President

STATE OF UTAH       )
                    ss.
COUNTY OF SALT LAKE )

     On this 20th day of July, 1999, personally appeared before me Dennis Blomquist, whose identity is personally known to me and who by me duly sworn, did say that he is the president of Rexford, Inc., and that being duly authorized by the Corporation, he signed such instrument on behalf of the corporation.

                                          WITNESS MY HAND AN OFFICIAL SEAL.

[Seal]                                    /S/ Elliott N. Taylor, Notary Public